UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) Election of new director.

On June 8, 2011, the board of directors of Clean Harbors, Inc. (the “Company”) increased the number of directors from 11 to 12 and appointed James M. Rutledge, the Company’s Executive Vice President, Treasurer and Chief Financial Officer, as an additional Class III director whose term of office will expire at the Company’s 2013 annual meeting of shareholders. The Company’s board of directors also appointed Mr. Rutledge to serve as Vice Chairman of the board of directors.

Prior to joining the Company in August 2005 as Executive Vice President and Chief Financial Officer, Mr. Rutledge served as the Chief Financial Officer of Rogers Corporation, a publicly-held producer of highly-engineered specialty materials, from 2002 to 2005, where he was responsible for its financial, tax and legal functions as well its supply chain operations worldwide.  Prior to Rogers, he served as Chief Financial Officer at Baldwin Technology Company, Inc., a publicly-held manufacturer of controls, accessories and material handling equipment for the printing industry.  He also served in various capacities, including Vice President and Treasurer, over a 20-year span at Witco Corporation, a publicly-held manufacturer of specialty chemicals.  From 1976 to 1979, Mr. Rutledge was a certified public accountant with Price Waterhouse & Co.  He holds a BA from Assumption College and an MBA from Rutgers University

There was no arrangement or understanding between Mr. Rutledge and any other person pursuant to which he was selected as a director of the Company. Mr. Rutledge is not a party to any transaction or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In his capacity as a full-time employee and executive officer of the Company, Mr. Rutledge will be entitled to receive compensation, a description of which is incorporated by reference to pages 19-30 of the Company’s definitive proxy statement dated April 4, 2011 for the Company’s most recent annual meeting of shareholders. He will, however, not be entitled to receive additional compensation for serving as a member of the Company’s board of directors.

Item 8.01	Other Events.

On June 8, 2011, the Company’s board of directors authorized a two-for-one split of the Company’s common stock in the form of a stock dividend of one share for each outstanding share. The stock dividend will be payable on July 26, 2011 to holders of record at the close of business on July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

June 14, 2011	/s/ Alan S. McKim
Chairman, President and
Chief Executive Officer